Exhibit 10.23

NOTE: The information designated by a bracketed asterisk ([*]) has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                                SUPPLY AGREEMENT

                                  By and Among

                        ESCO COMPANY LIMITED PARTNERSHIP,

                         MITSUI TOATSU CHEMICALS, INC.,

                            YAMAMOTO CHEMICALS, INC.

                                       and

                              APPLETON PAPERS INC.

                            dated as of July 1, 1997

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I - DEFINITIONS .................................................................................      2
         1.01.    Definitions ...........................................................................      2

ARTICLE II - PURCHASE AND SALE OF PRODUCTS ..............................................................      6
         2.01.    General ...............................................................................      6
         2.02.    Quantities ............................................................................      6
         2.03.    Purchase Orders .......................................................................      7
         2.04.    Price .................................................................................     11
         2.05.    Price Adjustments .....................................................................     13
         2.06.    Effect of Imports .....................................................................     14

ARTICLE III - PERMITTED PURCHASES .......................................................................     14
         3.01.    Permitted Purchases ...................................................................     14
         3.02.    License ...............................................................................     16
         3.03.    Representation by API .................................................................     18
         3.04.    Right of First Negotiation ............................................................     18

ARTICLE IV - PRODUCT WARRANTIES .........................................................................     19
         4.01.    Product Warranties ....................................................................     19
         4.02.    No Other Warranties ...................................................................     20
         4.03.    Warranty Claims .......................................................................     20

ARTICLE V - DELIVERY AND INSPECTION .....................................................................     20
         5.01.    Transportation ........................................................................     20
         5.02.    Title .................................................................................     20
         5.03.    Inspection ............................................................................     20
         5.04.    Production Methods ....................................................................     21

ARTICLE VI - PAYMENT TERMS ..............................................................................     21
         6.01.    Time of Payment .......................................................................     21
         6.02.    Taxes .................................................................................     22

ARTICLE VII - THE SUPPLIER'S REMEDIES ...................................................................     22
         7.01.    Remedies ..............................................................................     22
         7.02.    Remedies Non-Exclusive ................................................................     26

ARTICLE VIII - API'S REMEDIES ...........................................................................     27
         8.01.    Remedies ..............................................................................     27
         8.02.    Remedies Non-Exclusive ................................................................     28

ARTICLE IX - CREDIT SUPPORT .............................................................................     29
         9.01.    Guarantees by MTC and YK ..............................................................     29
         9.02.    Letter of Credit ......................................................................     29

ARTICLE X - TERMINATION ......................................................................   30
         10.01.   Term .......................................................................   30
         10.02.   Termination of the Supplier ................................................   30
         10.03.   Termination by API .........................................................   31
         10.04.   Cure Period ................................................................   32
         10.05.   Effect of Termination ......................................................   32

ARTICLE XI - MISCELLANEOUS ...................................................................   33
         11.01.   Arbitration ................................................................   33
         11.02.   Complete Agreement .........................................................   33
         11.03.   Waiver, Discharge, etc. ....................................................   33
         11.04.   Notices ....................................................................   34
         11.05.   Governing Law; Jurisdiction ................................................   35
         11.06.   Successors .................................................................   35
         11.07.   Counterparts ...............................................................   36
         11.08.   Headings ...................................................................   36
         11.09.   Third Parties ..............................................................   36
         11.10.   Rules of Construction ......................................................   36
         11.11.   Force Majeure ..............................................................   37
         11.12.   Confidentiality ............................................................   37

                                SUPPLY AGREEMENT
                                ----------------

         THIS SUPPLY AGREEMENT ("Agreement") dated as of July 1, 1997, by and
                                 ---------
among Appleton Papers Inc., a Delaware corporation ("API"), ESCO Company Limited Partnership, a limited partnership organized under the laws of Michigan (the "Supplier"), Yamamoto Chemicals, Inc., a corporation organized under the laws of
 --------
Japan ("YK"), and Mitsui Toatsu Chemicals, Inc. (the successor by merger to Mitsui Toatsu Chemicals, Inc.), a corporation organized under the laws of Japan ("MTC").

                                   WITNESSETH:
                                   -----------

         WHEREAS, API and its direct and indirect wholly owned subsidiaries WTA, Inc., a Delaware corporation, and East Shore Chemical Co., Inc., a Michigan corporation ("ESCO"), have entered into an Asset Purchase Agreement, dated as of April 24, 1991 (the "Purchase Agreement"), with the Supplier, YK and MTC
                     ------------------
relating to the transfer to the Supplier of substantially all of the assets of ESCO and certain related assets of API;

         WHEREAS, it was a condition to the closing under the Purchase Agreement that API agree to buy and the Supplier agree to sell Products (as defined in Section 1.01 hereof) for a period of 10 years from and after the closing of the Purchase Agreement upon the terms and subject to the conditions provided for in the Supply Agreement between the parties, dated June 13, 1991 (the "Prior Supply Agreement"), which is being replaced by this Agreement;

         WHEREAS, it is acknowledged by the parties; that, prior to giving effect to the closing under the Purchase Agreement, (a) Black Colorformers (as defined in Section 1.01 hereof) were a key raw material used by API in its business, (b) API was the sole purchaser of Black Colorformers sold by ESCO, (c) the Supplier had no other customers (i.e., other than API pursuant to the Prior Agreement), (d) it was anticipated that, following the Closing, the Supplier would need to expand its production capacity and incur the costs related thereto in order to satisfy its obligations to supply the quantity of Products required by the Prior Supply Agreement if it were to do so with Products produced in Muskegon, Michigan, and (e) API intended to purchase a substantial portion of its requirements for Black Colorformers from the Supplier or YK; and

         WHEREAS, the parties desire to replace the Prior Supply Agreement with this Agreement in order to reflect new terms and conditions of the supply arrangement which have been agreed upon by the parties.

         NOW, THEREFORE, in consideration of the premises stated above and the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. Definitions. As used herein, the following terms shall have the
               -----------
following definitions:

         "Agreement" shall have the meaning given to that term in the recitals.
          ---------

         "API" shall have the meaning given to that term in the recitals.
          ---

         "API Company" shall have the meaning given to that term in Section
          -----------
3.01.

         "API Termination Breach" shall have the meaning given to that term in
          ----------------------
Section 7.01(d).

         "API's Use" shall mean the use of API and its wholly owned subsidiaries
          ---------
which have their headquarters in North America and are or shall be engaged in the production of paper products.

         "Authorized Designee" shall mean any of the following designated from
          -------------------
time to time by the Supplier: MTC, YK or any affiliate of MTC or YK that is controlled by MTC or YK.

         "Bankruptcy Law" shall have the meaning given to that term in Section
          --------------
10.02(c).

         "Basic Products" shall mean the Black Colorformers known to the parties
          --------------
as [*], [*] and [*].

         "Black Colorformers" shall mean single black colorforming chromogens
          ------------------
(specifically including any single chromogen which when co-reacted results in a neutral or black marking) used alone or in combination with other single black colorforming chromogens in the manufacture of carbonless paper and thermal paper, including without limitation the Products.

         "[*] Guaranteed Quantity" shall have the meaning given to that term in
          -----------------------
Section 2.02(b).

         "Closing Date" shall have the meaning given to that term in the
          ------------
Purchase Agreement.

         "Contract Month" shall mean any and each of the one-month periods
          --------------
during the term hereof commencing on the first day of the first calendar month beginning after the date hereof.

         "Contract Quarters" shall mean the successive three-month periods
          -----------------
during the term hereof commencing on the first day of the first calendar month beginning after the date hereof.

         "Contract Year" shall mean the one-year periods during the term hereof
          -------------
commencing on the first day of the first calendar month beginning after the date hereof and on each anniversary of such date.

         "Current Purchase Breach" shall have the meaning given to that term in
          -----------------------
Section 7.01(c).

         "ESCO" shall have the meaning given to that term in the recitals.
          ----

         "Equivalents" shall mean all Black Colorformers determined by agreement
          -----------
between API and the Supplier to be a substitute for Basic Products or then-existing Equivalents for the purpose of satisfying API's obligation to purchase the Guaranteed Quantity hereunder.

         "Equivalent Guaranteed Quantity" shall have the meaning given to that
          ------------------------------
term in Section 2.02(b).

         "Excess Quantities" shall have the meaning given to that term in
          -----------------
Section 2.02(b).

         "Future Products" shall have the meaning given to that term in Section
          ---------------
7.01(d).

         "Guaranteed Quantities" shall have the meaning given to that term in
          ---------------------
Section 2.02(a).

         "Identified Products" shall have the meaning given to that term in
          -------------------
Section 7.01(a).

         "Level Profit Margin" shall have the meaning given to that term in
          -------------------
Section 2.04(b).

         "License Agreement" shall have the meaning given to that term in
          -----------------
Section 3.02.

         "MTC" shall have the meaning given to that term in the recitals.
          ---

         "[*] Guaranteed Quantity" shall have the meaning given to that term in
          -----------------------
Section 2.02(b).

         "New Products" shall have the meaning given to that term in Section
          ------------
3.04.

         "[*] Guaranteed Quantity" shall have the meaning given to that term in
          -----------------------
Section 2.02(b).

         "Other Damages" shall mean, under the circumstances, all other damages
          -------------
which a party shall be determined to be entitled to recover, pursuant and subject to applicable law.

         "Parent" shall have the meaning given to that term in Section 3.01(d).
          ------

         "Parent Breach" shall have the meaning given to that term in Section
          -------------
7.01(a).

         "Permitted Purchases" shall have the meaning given to that term in
          -------------------
Section 3.01.

         "Prime Rate" shall mean the rate from time to time publicly announced
          ----------
by Citibank N.A., as its prime rate of interest applicable to loans in United States Dollars.

         "Products" shall mean all products sold under this Agreement, which
          --------
shall consist of the Basic Products, the Equivalents and any other Black Colorformers purchased by API pursuant to this Agreement.

         "Proposed Equivalent" shall have the meaning given to that term in
          -------------------
Section 2.03(g).

         "Purchase Agreement" shall have the meaning given to that term in the
          ------------------
recitals.

         "Purchase Notice" shall have the meaning given to that term in Section
          ---------------
2.03(c).

         "Receiver" shall have the meaning given to that term in Section
          -------
10.02(e).

         "Related Technology" shall have the meaning given to that term in
          ------------------
Section 3.04.

         "Restricted Black Colorformer" shall mean any existing Black
          ----------------------------
Colorformer as to which information (whether or not in API's possession) is protected against disclosure to the Supplier by bona fide confidentiality
                                                ---- ----
restrictions benefiting third parties relating to the manufacturing process therefor or any existing Black Colorformer which the Supplier is unable to manufacture or sell without infringing, inducing any infringement of or contributing to any infringement of, any present law, or any United States or foreign patent owned by or licensed to any third party.

         "Supplier" shall have the meaning given to that term in the recitals.
          --------

         "Third Purchase Notice" shall have the meaning given to that term in
          ---------------------
Section 2.03(d).

         "Transferred Technologies" shall mean the patents, patent applications,
          ------------------------
know-how and trade secrets which were transferred to the Supplier pursuant to the Purchase Agreement.

         "YK" shall have the meaning given to that term in the recitals.
          --

                                   ARTICLE II

                          PURCHASE AND SALE OF PRODUCTS

         2.01. General. Upon the terms and subject to the conditions stated
               -------
herein, API shall purchase from the Supplier solely for API's Use, and the Supplier shall sell or cause to be sold to API, the Products.

         2.02. Quantities.
               ----------

               (a) Guaranteed Quantities. Subject to Section 3.01(b) hereof, for
                   ---------------------
each Contract Year during the term of this Agreement, API shall be required to purchase and the

Supplier or YK shall be required to supply not less than the quantities of Products set forth in Exhibit A hereto (the "Guaranteed Quantities").
                                             ---------------------

           (b) Annual Estimate. At least 90 days prior to the commencement of
               ---------------
each Contract Year beginning with the second Contract Year hereunder, API shall deliver to the Supplier (or its Authorized Designee) a notice setting forth (i) the respective quantities of [*] (the "[*] Guaranteed Quantity"), of [*] (the
                                       -----------------------
"[*] Guaranteed Quantity"), of [*] (the "[*] Guaranteed Quantity") and of any
 -----------------------                 -----------------------
Equivalents (the "Equivalent Guaranteed Quantity") included within the
                  ------------------------------
Guaranteed Quantity for the next succeeding Contract Year and (ii), to the extent then foreseeable by API, the estimated amounts and identities of any Black Colorformers in excess of the Guaranteed Quantities (the "Excess
                                                                ------
Quantities") that API estimates it will purchase hereunder during such Contract
----------
Year.

           (c) Quarterly Estimate. At least 60 days prior to the commencement of
               ------------------
each Contract Quarter beginning with the second Contract Quarter, API shall deliver to the Supplier (or its Authorized Designee) a notice setting forth (i) the respective portions of the [*] Guaranteed Quantity, the [*] Guaranteed Quantity, and any Equivalent Guaranteed Quantity and (ii) the amounts and identities of any Excess Quantities, in each case that API estimates it will purchase hereunder during each Contract Month in such next succeeding Contract Quarter. API shall use its reasonable efforts to purchase within each Contract Quarter the Products set forth in the notice delivered with respect thereto pursuant to this clause (c), and the parties shall discuss in good faith from time to time an appropriate schedule for, and the amount of, deliveries of Products within each such Contract Quarter and Contract Month.

         2.03. Purchase Orders.
               ---------------

           (a) Contents. Not later than 30 days before each required delivery
               --------
date, API shall submit to the Supplier (or its Authorized Designee) a purchase order setting forth (i) the amount and type of Products that API shall purchase pursuant thereto; and (ii) the requested date or dates of delivery and ship-to locations of such Products. The parties shall discuss in good faith from time to time the minimum quantity of each shipment and the maximum number of shipments per month. Attached hereto as Schedule 2.03 is a sample purchase order.

           (b) Distribution of Purchases. Unless otherwise from time to time
               -------------------------
agreed, (i) the aggregate quantity with respect to the total Products ordered for each Contract Quarter shall be not less than 80% nor more than 120% of the quantity ordered with respect to each of the [*] Guaranteed Quantity, the [*] Guaranteed Quantity, the [*] Guaranteed Quantity and any Equivalent Guaranteed Quantity for the relevant Contract Year multiplied by one-quarter (0.25) and
(ii) the quantity of [*], [*] and Equivalents ordered for delivery in each Contract Month shall be not less than 80% nor more than 120% of the quantity of each of the [*], [*] and Equivalents estimated to be purchased during such Contract Month in the estimate delivered by API pursuant to Section 2.02(c). API shall use reasonable efforts to distribute its requirement of Products for each Contract Quarter evenly throughout the Contract Months therein.

           (c) Excess Quantities; Notice. Except with respect to purchases
               -------------------------
permitted by Section 3.01(c) or (d) hereof, in the event that API wishes to purchase Excess Quantities, prior to contacting (except for the purpose of getting information about market price) any other potential supplier with respect thereto, API shall deliver to the Supplier or its Authorized Designee an offer to purchase such Excess Quantities (a "Purchase Notice") identifying (i)
                                             ---------------
the amount and specifications (including, with respect to any Black Colorformers not developed by the Supplier, information in API's possession, which is not protected against disclosure by bona fide confidentiality restrictions benefiting third parties, relating to the manufacturing process therefor sufficient to enable the Supplier or its Authorized Designee to determine its ability to supply such Black Colorformers) of the Excess Quantities which API wishes to purchase, (ii) the purchase price proposed by API for the Products and (iii) the delivery terms therefor (which shall provide for delivery in not less than (x) 30 days with respect to Basic Products and Equivalents theretofore produced by the Supplier, and (y) 60 days with respect to all other Products. The Supplier shall, by itself or through its Authorized Designee, advise API whether and to what extent it accepts the Purchase Notice within 20 days after its receipt thereof with respect to Products previously supplied by the Supplier, and 30 days with respect to all other Products.

           (d) Purchase from Others. Following a rejection, in whole or in part,
               --------------------
by the Supplier of a Purchase Notice, API shall, subject to the provisions of
Section 3.01 hereof, be permitted to contact other potential suppliers and to purchase from them any or all (but no more than) the Black Colorformers identified in the rejected portion of the Purchase Notice, on terms and conditions (including price, quantities and delivery dates, but excluding remedies) not less favorable to API than those contained in the Purchase Notice; provided, however, that API may not enter into any understanding or contract of
--------  -------
more than (i) six months (twelve months duration if entered into during Contract Year 5 through Contract Year 10) duration to purchase Black Colorformers from a third party (other than YK) which has previously supplied such Black Colorformers or (ii) twelve months duration to purchase Black Colorformers from a third party (other than YK) which has not previously supplied such Black Colorformers unless, at the time of the rejection by the Supplier of the relevant Purchase Notice, the Supplier is unable to provide reasonable assurances that it will have the capacity or ability to fill Purchase Notices for the Excess Quantities identified in the relevant Purchase Notice. In the event that API purchases any such Black Colorformers from a third party, API shall, on or before the date of such purchase, deliver to the Supplier (or its authorized designee) a notice (the "Third Party Purchase Notice") describing the terms and conditions of such
      ---------------------------
third party's agreement to sell such Black Colorformers to API and shall provide reasonable evidence to the Supplier that such agreement is for the purchase of no more than the Black Colorformers identified in the rejected portion of the Purchase Notice on the terms and conditions (including price, quantities and delivery dates) of such rejected portion of such Purchase Notice.

           (e) Conflicting Terms. If and to the extent that the terms and
               -----------------
conditions of this Agreement conflict with the terms and conditions of any purchase orders or Purchase Notices submitted by API to the Supplier under this
Section 2.03, the terms and conditions of this Agreement shall control.

           (f) Substitute Products. In the event the Supplier develops a Black
               -------------------
Colorformer that it proposes be substituted for [*] or [*] or any then-existing Equivalent hereunder in respect of API's obligation to purchase the Guaranteed Quantities, it shall send to API a test sample of such Black Colorformer and provide to API information about the properties and characteristics of the proposed substitute, but excluding information relating to manufacturing processes. If API agrees that the Black Colorformer is an acceptable substitute, then such Black Colorformer shall be so substituted as an Equivalent to the extent that API and the Supplier agree, except that the price shall be determined according to Section 2.04(b).

           (g) Proposed Equivalents. In the event API or any third party
               --------------------
develops a Black Colorformer that API proposes be substituted for [*] or [*] or any then-existing Equivalent hereunder in respect of API's obligation to purchase the Guaranteed Quantities, API shall provide the Supplier and/or YK with specifications and such know-how and other technical information in API's possession, which is not protected against disclosure by bona fide confidentiality restrictions benefiting third parties, as the Supplier or YK may reasonably request within 15 days after receipt of API's proposal in order to determine whether such Black Colorformer (a "Proposed Equivalent") can
                                                      -------------------
be an Equivalent hereunder. If the Supplier agrees to manufacture such Proposed Equivalent, (i) API shall license or sublicense the Supplier and/or YK to manufacture and supply the same solely for API's Use and (ii) the Proposed Equivalent shall be deemed to be an Equivalent hereunder to the extent agreed by API and the Supplier, except that the price shall be determined according to
Section 2.04(b). In no event shall API initiate, continue or conduct any discussions with any third party (other than MTC or YK) regarding the possible purchase by API or its subsidiaries of any Proposed Equivalents prior to the expiration of 60 days from the date that API complies in all material respects with the first sentence of this Section 2.03(g).

           2.04. Price.
                 -----

                 (a) Basic Products. The price for the Basic Products included
                     --------------
in the Guaranteed Quantities shall be as set forth (i) in Exhibit A hereto for the first four Contract Years and (ii) in the next paragraph for Contract Years five through ten, subject to such adjustment as may be agreed pursuant to
Section 2.05 hereof.

                 The price for the Basic Products included in the Guaranteed Quantities for each of the fifth through the tenth Contract Years shall be the Current Market Price (defined below) plus [*].

The price for the Basic Products included in the Excess Quantities for each of the fifth through tenth Contract Years shall be the Current Market Price.

     The "Current Market Price", as that term is used in this Section 2.04(a), means the price which is to be established pursuant to a meeting (the "Annual Meeting") to be held annually between representatives of API, Supplier and YK. The Annual Meeting shall be held during the last Calendar Quarter of the Contract Year immediately preceding each Contract Year for which the Current Market Price is to be established (such preceding Contract Year being referred to as the "Current Contract Year" and such following Contract Year for which the Current Market Price is to be established being referred to as the "Following Contract year"), but not later than thirty (30) days prior to the end of such Calendar Quarter. At each Annual Meeting, Supplier's or YKs representative shall inform API of (i) [*] and (ii) [*]. The lowest of such prices shall be established as the Current Market Price for the Following Contract Year unless API notifies Supplier, not later than at the Annual Meeting, that API is aware of a lower price that was charged on a regular basis by Supplier, YK or any other significant supplier of Basic Products, or was offered by Supplier or YK to be charged on a regular basis on new business, during such Current Contract Year up to the date of the Annual Meeting, in which case the Current Market Price shall be such lower price if API provides Supplier with information evidencing such lower price or if Supplier, in attempting in good faith to determine the validity any such claim, determines the validity of such claim.

     If the parties disagree regarding the amount of the "Current Market Price" for the Following Contract Year, such price shall be deemed to be the "Current Market Price" for the Current Contract Year. Once the "Current Market Price" is determined, it shall be applied retroactively to the beginning of the Following Contract Year and the party owing an additional amount or a refund, as the case may be, shall pay the amount thereof promptly plus interest at eighteen percent (18%) per annum from the date each payment for Products was due to Supplier.

     The term "regular basis", as used in this Section, shall mean on a regular, recurring basis and not (A) on a "spot" basis, (B) as a special price in consideration of past business done or services provided or (C) as some other special promotion or price not constituting the normal price to be charged to a non-affiliated customer. The term "significant supplier", as used in this Section, shall mean an entity which is a recognized specialty chemical manufacturer of the Products which has the resources and capacity to supply Basic Products to meet API's quoted requirements on a continuing basis.

           (b) Equivalents. The price for any Equivalent included in the
               -----------
Guaranteed Quantities shall initially be a price to be agreed upon by API and the Supplier, which shall equal the amount necessary to permit the Supplier to achieve substantially the same profit margin with respect to the Equivalent as it expected to achieve with respect to the Guaranteed Quantity for which the Equivalent is a substitute ("Level Profit Margin"). Until the marginal
                             -------------------
manufacturing cost of an Equivalent stabilizes, its price may be adjusted from time to time by agreement between API and the Supplier, which adjustment shall be made in order to maintain a Level Profit Margin. After the parties agree that the manufacturing cost for an Equivalent has stabilized, the price for such Equivalent shall be increased at a rate of [*]% per annum from a date agreed upon by the parties. The price for Equivalents shall be subject to such adjustment as may be agreed pursuant to Section 2.05 hereof.

     2.05. Price Adjustments. From time to time during the term of this
           -----------------
Agreement, in the event that either API or the Supplier believes that the Supplier has experienced a significant change in manufacturing costs of the Products as a result of drastic changes in external economic conditions, such party shall have the right to give notice to the other party of such event and to request that the other party discuss with it whether there should be an adjustment, either up or down, in the price of one or more of the Products. Promptly after any such notice is given, the parties shall discuss, in good faith, whether and on what terms there should be a price adjustment. The party requesting a price adjustment shall provide reasonable information to the other party to support its belief that the Supplier has experienced such a significant change. In discussing whether there should be a price adjustment, the parties shall consider all relevant factors, including, without limitation, changes in the costs of labor, materials, freight, taxes and compliance with environmental laws and regulations. The foregoing agreement of the parties to discuss in good faith whether to adjust the price of any Product shall in no way constitute a binding obligation on the part of either party to agree to any request for a price adjustment or relieve either party of its obligations to perform under this Agreement.

         2.06. Effect of Imports. If API notifies Supplier that the quantity of
               -----------------
either carbonless or thermal paper sold in the United States during any particular Contract Year by suppliers based in other countries was in excess of [*] percent ([*]%) of the total quantity thereof sold in the United States during such Contract Year, and provides documentation to Supplier establishing that such is the case, then Supplier and API shall discuss the prices paid by such foreign-based suppliers for colorformer and shall negotiate in good faith in an attempt to address the impact of such colorformer prices on API's ability to compete in the United States with foreign-based suppliers of such carbonless or thermal paper.

                                   ARTICLE III

                               PERMITTED PURCHASES

         3.01. Permitted Purchases.  API shall not, and shall not permit any of
               -------------------
its wholly owned subsidiaries (each an "API Company") to, purchase any Black
                                        -----------
Colorformers from any suppliers other than the Supplier except as follows ("Permitted Purchases"):
  -------------------

            (a)    Rejected Purchase Notice. In any Contract Year, API and the
                   ------------------------
API Companies shall be entitled to purchase solely for API's Use Black Colorformers, as to which a Purchase Notice has been rejected by the Supplier, from suppliers other than the Supplier in accordance with Section 2.03(d).

            (b)    Failure to Supply; Nonconforming Product. Except as otherwise
                   ----------------------------------------
provided herein, API and the API Companies shall be entitled to purchase Black Colorformers solely for API's Use from suppliers other than the Supplier if and to the extent that, (i) the Supplier shall fail to fill properly submitted purchase orders therefor or Purchase Notices that the Supplier has accepted or
(ii) the Supplier shall fail, within 30 days (for Products supplied from Japan) or within 15 days (for Products supplied domestically) of its receipt from API of timely notice with respect thereto, to replace any Product supplied hereunder which does not conform to the warranties set forth in Section 4.01 hereof.

            (c)    [*] Pounds. API and the API Companies shall be entitled to
                   ----------
purchase solely for API's Use up to an aggregate of [*] pounds per Contract Year of Black Colorformers from suppliers other than the Supplier or YK; provided, however, that (i) up to, but not more than, [*] pounds per Contract Year may be comprised of Basic Products and Equivalents, and (ii) up to, but not more than, [*] pounds per Contract Year may be comprised of Restricted Black Colorformers, including [*].

            (d)    Custom Coating.  API shall be entitled to purchase,
                   --------------
from third parties, [*] or other Black Colorformers (other than the Basic Products or Equivalents) specified by Wiggins Teape Appleton plc or its subsidiaries that do not have their headquarters in North America (the "Parent")
                                                                        ------
for use in paper products produced by API for sale to the Parent and which are, in turn, intended for resale to third party customers outside of North America. API shall, at no cost to it, provide reasonable assistance, subject to confidentiality obligations to third parties, in any efforts by the Supplier to become an approved supplier of Black Colorformers so specified by the Parent.

                (e)   Obligations Not Impaired. Notwithstanding anything herein
                      ------------------------
to the contrary, nothing contained in this Section 3.01 shall be construed or interpreted to impair in any way API's obligation to purchase the Guaranteed Quantities or to submit Purchase Notices for Excess Quantities pursuant to
Section 2.03 or to purchase Black Colorformer from YK pursuant to Section 3.04.

         3.02.  License. If requested by API, the Supplier shall grant the
                -------
suppliers of the Permitted Purchases under Section 3.01(a), (b) and (c) a royalty-free, nonexclusive license to use the Transferred Technologies and to make and sell Products for API's Use for the limited and express purpose of supplying such Permitted Purchases subject to the prior execution by any such suppliers of a license agreement (a "License Agreement") substantially in the
                                     -----------------
form attached as Exhibit B hereto; provided, however, that if the supplier of the Permitted Purchase is Hilton-Davis Company, the license shall relate only to the patents and patent applications included in the Transferred Technology and such know-how and trade secrets of which Hilton-Davis has as of the date of this Agreement. In the event that API proposes to make a Permitted Purchase from a third party supplier and has requested that the Supplier grant such a license, API shall provide to the Supplier a License Agreement executed by the third party supplier with all blanks filled in and a written statement describing the proposed Permitted Purchase; if, within 15 days of the Supplier's receipt of such License Agreement, the Supplier has neither (i) executed and returned such License Agreement to API, nor (ii) given API a written notice stating that the proposed Permitted Purchase fails to comply with the provisions of Section 3.01, and specifying the grounds for such objection, then in such event API shall be entitled to execute and deliver to the third party supplier such License Agreement in the name of the Supplier as the Supplier's attorney-in-fact attached hereto as Exhibit D. If, within 10 days after API's receipt of the Supplier's objections, API and the Supplier shall fail to resolve any disputes they may have as respects compliance with Section 3.01, then API may execute and deliver such License Agreement as the Supplier's attorney-in-fact; provided, however, that API shall pay to the
                                 --------  -------
Supplier an amount equal to 8% of the purchase price for each pound of Product supplied by the other supplier pursuant to such License Agreement, if it should be finally determined, in an arbitration or legal proceeding relating thereto, that the said proposed Permitted Purchase did not comply with Section 3.01 for reasons substantially similar to those specified by the Supplier in its written notice. The existence of the remedy provided in the immediately preceding sentence shall not preclude the Supplier from pursuing other legal or equitable remedies, whether provided by this Agreement or otherwise. The limited power-of-attorney granted hereunder shall (i) be solely for the purpose of executing and delivering a License Agreement and not for any other purpose (including, without limitation, amending or modifying a License Agreement), (ii) be irrevocable during the term of this Agreement and shall be revoked upon the termination hereof and (iii) shall be in a form substantially similar to Exhibit D attached hereto and shall be executed and delivered by the Supplier to API along with the execution and delivery of this Agreement. As between API and the Supplier, API shall be responsible for any failures by such suppliers to comply with any License Agreement granted in connection with Permitted Purchases pursuant to Section 3.01(c), and the Supplier shall be responsible for any failures by such suppliers to comply with any License Agreement granted in connection with Permitted Purchases pursuant to Section 3.01(a) and (b).

         3.03.  Representation by API. API represents and warrants that neither
                ---------------------
it nor any API Company is required or bound to purchase Black Colorformers from any other party [except pursuant to that certain agreement dated 1981 between API and Hilton-Davis Company].

         3.04.  Right of First Negotiation. During the term hereof, if API
                --------------------------
(including for this purpose its affiliates which are headquartered in North America and its subsidiaries) develops any new Black Colorformers or new technology related to the manufacture of the same (any of the foregoing, "New
                                                                          ---
Products") that API commercializes for use in carbonless or thermal paper, API
--------
shall not license any third party (other than MTC or YK) to make, use and/or sell such New Products and shall not discuss any such license with any third party (other than MTC or YK) except in accordance with the following procedures:
(a) API shall deliver to the Supplier, MTC and YK a notice describing the New Products in sufficient detail to permit the Supplier, MTC and YK to determine whether the New Products are commercially practicable for manufacture by the Supplier, MTC or YK; (b) the Supplier, MTC and YK shall have 30 days from the receipt of such notice to advise API whether the Supplier, MTC and/or YK are interested in negotiating the terms of a license with respect to the New Products; (c) if the Supplier, MTC and/or YK gives notice to API that the Supplier, MTC and/or YK, as the case may be, are interested in negotiating the terms of such a license, then API and the Supplier, MTC and/or YK, as the case may be, shall negotiate in good faith the terms of an exclusive license to make, use and/or sell, but not have made, the New Products for API's sole benefit unless otherwise agreed; and (d) if (i) none of the Supplier, MTC or YK, within said 30-day period, shall have advised API that it is interested in negotiating the terms of an exclusive license with respect to the New Products or (ii) API and the Supplier, MTC and/or YK negotiate in good faith for a period of 60 days from the receipt by API of notice that the Supplier, MTC and/or YK is interested in negotiating the terms of an exclusive license with respect to the New Product but are unable to reach agreement on the terms for such a license, then API shall be permitted to contact third parties regarding the New Products and to enter into license agreements with such third parties. In the event API enters into any such license agreement with any third party, API shall, upon request, grant to the Supplier, MTC and/or YK a nonexclusive license with respect to the New Products on terms no less favorable to the Supplier, MTC and/or YK than those contained in the license granted to any third party; provided, however, that nothing
                                           --------  -------
herein shall require API to grant the Supplier, MTC and/or YK a license with respect to New Products on terms as favorable as those granted to API's affiliates. If during the term hereof, API (including for this purpose its subsidiaries which are headquartered in North America) develops any new commercial uses for any existing Black Colorformers or any new technology related to the manufacture of Black Colorformers (any of the foregoing, "Related
                                                                         -------
Technology") that API commercializes for use in record or imaging systems (other
----------
than carbonless or thermal paper), API shall discuss in good faith with the Supplier, MTC and YK the possibility of licensing the Related Technology to the Supplier, MTC and/or YK; provided, however, that API shall have no obligation to
                         --------  -------
grant any such license to the Supplier, MTC and/or YK.

                                   ARTICLE IV

                               PRODUCT WARRANTIES

            4.01. Product Warranties. The Supplier represents and warrants to
                  ------------------
API that (a) the Basic Products sold hereunder shall conform to the specifications set forth on Exhibit C hereto as now in effect and as from time to time amended by mutual agreement and (b) the Equivalents and other Black Colorformers sold hereunder shall conform to such specifications as the Supplier and API agree upon in writing at or prior to the time of sale thereof.

           4.02.  No Other Warranties. API ACKNOWLEDGES AND AGREES THAT THE
                  -------------------
PRODUCTS ARE SOLD WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE) EXCEPT FOR THOSE CONTAINED IN SECTION 4.01 HEREOF.

           4.03.  Warranty Claims. Any notice of breach of warranty must be made
                  ---------------
by API in writing to the Supplier within 90 days of API's receipt of the Products at issue and no claim for breach of warranty may be made by API thereafter.

                                    ARTICLE V

                             DELIVERY AND INSPECTION

           5.01.  Transportation. API shall pay the costs of transportation
                  --------------
from Muskegon, Michigan, except for Products shipped to Harrisburg, Pennsylvania, for which the Supplier shall pay the costs of transportation. All Products shall be delivered on a duty-paid basis.

           5.02.  Title. Title to and risk of loss of the Products sold
                  -----
hereunder shall pass to API upon the Supplier's tender of delivery of the Products, at Harrisburg, as to the Products ordered to be delivered at Harrisburg, and at Muskegon, as to all remaining Products.

           5.03.  Inspection. API shall promptly inspect Products sold hereunder
                  ----------
upon its receipt thereof and shall promptly, but in no event later than 90 days after such receipt, notify the Supplier of any shortfalls in quantity or of any claims of breach of warranty. If API makes any claim of breach of warranty, it shall (a) hold the goods for a reasonable period for the Supplier's inspection and provide reasonable access during normal business hours for the Supplier's inspectors to conduct such inspection or (b), at the Supplier's request and expense, ship all or part of the delivery back to the Supplier for testing. No such request by the Supplier to API to return Products to the Supplier for testing shall be deemed an admission that the Products are non-conforming.

           5.04.  Production Methods. The Supplier shall give 60 day's written
                  ------------------
notice to API prior to any material changes in the production methods used by the Supplier relating to the Products and shall provide to API such samples and information about the properties and characteristics of such samples (excluding information relating to manufacturing processes) as may be reasonably requested by API in order to permit API to analyze and conduct tests of the Products to be produced by such new production methods; provided, however, that no such samples
                                         --------  -------
or information need be provided by the Supplier in the event it adopts the production methods used as of the date of this Agreement by YK to make [*] for API. API shall advise the Supplier of the results of such analyses and tests within 30 days of its receipt of such samples. Notwithstanding anything herein to the contrary, the Supplier shall determine in its sole discretion the production methods to be employed in the Supplier's manufacturing facilities.

                                   ARTICLE VI

                                  PAYMENT TERMS

          6.01.   Time of Payment. The payment of the purchase price of the
                  ---------------
Products included in the Guaranteed Quantities shall be made to the Supplier or a designee of the Supplier within 30 days following the tender of delivery thereof in United States Dollars for the full amount of each sale and purchase under this Agreement. The payment of the purchase price for such Products in the United States shall be made by, at API's option, company check written on APIs accounts or wire transfer. API and the Supplier shall endeavor in good faith to establish an appropriate payment mechanism as respects any payments to be made outside of the United States.

         6.02. Taxes. If any additional United States federal or state sales,
               -----
value added or other similar tax or surcharge (except only for customs duties) is imposed on the sale of the Products to API in such fashion that the Supplier would be required by the relevant authority to account for the same, the full amount for which the Supplier is so held accountable shall be charged to and paid by API; provided, however, that API shall not be obligated to pay or
             --------  -------
discharge any Taxes applicable to the Supplier's, YK's or MTC's production facilities or operations, income or profits; provided, further, that the
                                             --------  -------
Supplier shall afford reasonable assistance, in the form of supplying data and information, to API in connection with any challenge or contest by API, as respects the validity or amount of any tax or surcharge which API shall be required to pay or discharge pursuant to this Section 6.02.

                                   ARTICLE VII

                             THE SUPPLIER'S REMEDIES

         7.01. Remedies. In the event of a breach of this Agreement by API, the
               --------
remedies of the Supplier shall be as follows:

               (a) Price. In the event that API (x) fails to pay the price
                   -----
provided for herein as it becomes due for any Products that have been produced pursuant to this Agreement or a purchase order submitted or Purchase Notice accepted hereunder and identified to this Agreement ("Identified Products") or
                                                      -------------------
(y) repudiates its obligation to pay for Identified Products or wrongfully rejects or revokes acceptance of Identified Products (any such event, a "Payment
                                                                         -------
Breach"), and either (A) the Identified Products have not been resold to a third
------
party within 90
days of the Payment Breach after reasonable effort to resell, i.e., to acquire orders for (but not necessarily deliver) them or (B) the circumstances reasonably indicate that such effort will be unavailing, then and in that event the Supplier shall be entitled to receive from API (i) the price provided for herein of such Products, plus (ii) any Other Damages incurred by the Supplier arising from or out of API's breach.

         (b) Supplier's Resale. In the event that API commits a Payment Breach
             -----------------
and the Supplier is able within 90 days of the date of the Payment Breach to resell (but not necessarily deliver) any or all of the Identified Products to a third party, then and in that event, in lieu of the remedy provided for in
Section 7.01(a) with respect to such Identified Products, the Supplier shall be entitled to receive from API:

         (x) the price provided for herein of such Identified Products, plus (A) any other Damages incurred by the Supplier arising from or out of API's breach, minus (B) the net proceeds of resale of the Identified Products, and minus (C) any expenses saved in consequences of API's breach; provided, however, that if the remedy
                                           --------  -------
             provided for in this clause (x) is inadequate to put the Supplier in as good a position as the Supplier would have been in if API had not committed such Payment Breach, then the Supplier shall be entitled to receive from API:

         (y) the profit (including reasonable overhead) which the Supplier would have made from full performance by API of its obligations to pay for the Identified Products, plus (A) any Other Damages incurred by the Supplier arising from or out of API's breach, and minus (B) the net profit of resale of the Identified Products unless it shall be determined that the Supplier is a lost-volume seller at the time of such breach.

         (c) Repudiation of Current Obligation. in the event that API wrongfully
             ---------------------------------
fails to accept or repudiates its obligation to purchase Products as to which API has submitted a purchase order or a Purchase Notice that has been accepted ("Current Purchase Breach"), and no remedy is available under Section 7.01(a) or
  -----------------------
(b) hereof, the Supplier shall be entitled to receive from API:

         (x) the excess of the price provided for herein for such Products over the market price, if any, for such Products determined as of the time and place of such breach, plus (A) any Other Damages incurred by the Supplier arising from or out of such breach, and minus (B) any expenses saved in consequence of API's breach; or

         (y) if the remedy provided for in clause (x) is inadequate to put the Supplier in as good a position as the Supplier would have been in if API had not committed such Current Purchase Breach, then the Supplier shall be entitled to receive from API the profit (including reasonable overhead) which the Supplier would have made from full performance by API of its obligations under this Agreement to purchase such Products together with any Other Damages incurred by the Supplier arising from or out of such breach.

         (d) Breach Giving Rise to Termination. In the event that API breaches
             ---------------------------------
or otherwise anticipatorily repudiates (in either event by reason of the occurrence of any of the events entitling the Supplier to terminate this Agreement) any other obligations hereunder with respect to the purchase of or offer to purchase (i) all the Guaranteed Quantities and (ii) all Excess Quantities, if any, as to which API has delivered a Purchase Notice that the Supplier has previously accepted (the Products described in clauses (i) and (ii) are referred to as "Future Products" and any such breach is referred to as an
                    ---------------
"API Termination Breach"), and no adequate remedy is available under Section
 ----------------------
7.01(a) or (b) hereof, the Supplier shall be entitled to terminate the Agreement and receive from API:

         (x) the excess of the price provided for herein for such Future Products over the market price, if any, for such Future Products determined as of the time and place of such breach, plus (A) any Other Damages incurred by the Supplier arising from or out of such breach, and minus (B) any expenses saved in consequence of API's breach; or

         (y) if the remedy provided for in clause (x) is inadequate to put the Supplier in as good a position as the Supplier would have been in if API had not committed such API Termination Breach, then the Supplier shall be entitled to receive from API the profit (including reasonable overhead) which the Supplier would have made from full performance by API of its obligations under this Agreement to purchase Future Products together with any Other Damages incurred by the Supplier arising from or out of such breach.

     In calculating damages under this Section 7.01(d), the parties shall assume that the ratio among the [*] Guaranteed Quantity, [*] Guaranteed Quantity and Equivalent Guaranteed Quantity (and ratio of such Equivalents within the Equivalent Guaranteed Quantity) continues to be the same during the remaining term hereof as those reflected in the immediately preceding notice given under
Section 2.02(b).

         (e) Non-Permitted Purchases. In the event API purchases Black
             -----------------------
Colorformer from a third party in violation of Sections 2.03(c), 2.03(d), 2.03(g), or 3.01, the Supplier shall be entitled to liquidated damages in an amount equal to 20% of the amount paid, directly or indirectly, by or on behalf of API to such third party in respect of such Black Colorformer. The parties specifically agree that the actual loss arising from such breach would be difficult to prove and that such liquidated damages are reasonable in light of the anticipated or actual harm.

         (f) Additional Costs and Interest. In the event of any breach the
             -----------------------------
remedy for which is governed by this Agreement, the Supplier's damages shall also include the costs of enforcing this Agreement (including fees and expenses of counsel) and interest at the Prime Rate plus 2% from the date of breach.

         (g) Unrecovered Expansion-Related Costs. In acknowledgment of the fact
             -----------------------------------
that the Supplier expanded its production capacity of its plant in Muskegon, Michigan, and incurred the costs related thereto in order to satisfy its obligations to supply the quantity of Products required by the Prior Supply Agreement and expected to be required by this Agreement, the parties understand that, as a consequence of any breach hereunder by API, the Supplier may, in an appropriate case, be entitled to recover as damages unrecovered costs (such as the costs of such expansion or any additional expansion, costs incurred in connection with the purchase or lease of additional properties and equipment, the hiring of additional management and labor and the construction of additional facilities) that the Supplier actually shall have incurred after the date of this Agreement in order to satisfy its obligation to sell Products pursuant to the Prior Supply Agreement and/or this Agreement, if and to the extent such costs are determined to be appropriate damages under the circumstances; it being further agreed that API reserves the right to challenge the Supplier's entitlement to such damages as well as the amount thereof.

         7.02. Remedies Non-Exclusive. Unless otherwise expressly provided in
               ----------------------
this Agreement, the remedies provided for herein in the event of a breach by API shall be in addition to all other remedies available to the Supplier at law or in equity, including, without limitation, remedies provided by the Uniform Commercial Code as from time to time in effect in the State of New York, and by the common and other statutory laws of the State of New York. To that end, in a proper case, the Supplier's remedies may include, without limitation, injunctive relief and replevin and the Supplier's other Damages may include, without limitation, incidental and consequential damages. Except as otherwise expressly provided herein, the remedies provided to the Supplier by law, equity or this Agreement shall be liberally administered to the end that if the Supplier is injured by a breach hereof the Supplier shall be put in as good a position (but not unjustly enriched) as it would have been in if API had fully performed.

                                  ARTICLE VIII

                                 API'S REMEDIES

         8.01. Remedies. In the event of a breach of this Agreement by the
               --------
Supplier, the remedies of API shall be as follows:

               (a) Cover. If the Supplier fails to make, or fails to cause to be
                   -----
made, a timely delivery to API of the Products for which a proper purchase order has been delivered or a Purchase Notice has been delivered and accepted, API shall be entitled to receive as damages from the Supplier an amount equal to the difference between (i) the purchase cost, if any, incurred by API in purchasing from a third party the Products which the Supplier failed to deliver or cause to be delivered and (ii) the price provided for such Products hereunder, plus (iii) any Other Damages incurred by API arising from or out of the Supplier's breach, minus (iv) any expenses saved in consequences of the Supplier's breach.

               (b) Repudiation of Current Obligation. In the event that the
                   ---------------------------------
Supplier wrongfully fails to deliver or repudiates its obligation to deliver Products as to which API has submitted a purchase order or a Purchase Notice that has been accepted, and no adequate remedy is available under Section 8.01(a), API shall be entitled to receive from the Supplier the excess of (i) the market price for such Products determined as of the time and place of such breach over (ii) the price provided for herein for such Products, plus, (A) any Other Damages incurred by API arising from or out of the Supplier's breach, minus (B) any expenses saved in consequence of the Supplier's breach.

               (c) Breach Giving Rise to Termination. In the event that the
                   ---------------------------------
Supplier breaches or anticipatorily repudiates (in either event by reason of the occurrence of the events entitling API to terminate this Agreement) its obligations hereunder with respect to the supply of the Guaranteed Quantities and no adequate remedy is available under Section 8.01(a) or (b) hereof, API shall be entitled to terminate the Agreement and receive as damages from the Supplier an amount equal to the excess of (i) the market price for such Products determined as of the time and place of such breach over (ii) the price provided for herein for such Guaranteed Quantities, plus (iii) any Other Damages incurred by API arising from or out of the Supplier's breach, minus (iv) any expenses saved in consequences of the Supplier's breach. In such calculation, the parties shall assume that the ratio among the [*] Guaranteed Quantity, [*] Guaranteed Quantity and Equivalent Guaranteed Quantity (and ratio of such Equivalents within the Equivalent Guaranteed Quantity) continues to be the same during the remaining term hereof as those reflected in the immediately preceding purchase notice given under
Section 2.02(b).

         (d) Nonconforming Products. The Supplier's sole liability or obligation
             ----------------------
in the event of a breach by the Supplier of the warranties set forth in Section
4.01 hereof shall be to replace within the period of time specified in Section 3.01(b)(2) hereof the non-conforming Products, plus any costs of inspection, receipt, transportation and care and custody directly related to the inspection and replacement of the non-conforming Products.

         (e) Additional Costs and Interest. In the event of any breach the
             -----------------------------
remedy for which is governed by this Agreement, API's damages shall also include the costs of enforcing this Agreement (including fees and expenses of counsel) and interest at the Prime Rate plus 2% from the date of breach.

   8.02. Remedies Non-Exclusive. Unless otherwise expressly provided in this
         ----------------------
Agreement, the remedies provided for herein in the event of a breach by the Supplier shall be in addition to all other remedies available to API at law or in equity, including, without limitation, remedies provided by the Uniform Commercial Code as from time to time in effect in the State of New York, and by the common and other statutory laws of the State of New York. To that end, in a proper case, API's remedies may include, without limitation, injunctive relief and replevin and API's Other Damages may include, without limitation, incidental and consequential damages such as, for purposes of illustration only, losses arising from lost sales or lost business opportunities; it being further agreed that the Supplier reserves the right to challenge API's entitlement to such damages as well as the amount thereof. Except as otherwise expressly provided herein, the remedies provided to API by law, equity or this Agreement shall be liberally administered to the end that if API is injured by a breach hereof API shall be put in as good a position (but not unjustly enriched) as it would have been in if the Supplier had fully performed.

                                   ARTICLE IX

                                 CREDIT SUPPORT

         9.01.  Guarantees by MTC and YK. MTC and YK Irrevocably guarantee the
                ------------------------

due and timely performance by the Supplier of all of the Supplier's obligations under this Agreement.

         9.02.  Letter of Credit. If, during the term hereof, the combined net
                ----------------
worth of API and its wholly owned subsidiaries shall be less than $100,000,000, and if said condition shall continue for 90 consecutive days, then, in that event, API shall (within 10 days after the end of said period) procure, from First Chicago National Bank, or another national bank with assets in excess of $500,000,000, an irrevocable standby letter of credit, in the principal amount of $11,700,000, with respect to the due and timely performance of all of API's obligations under this Agreement, in form and substance reasonably satisfactory to the Purchaser.

                                    ARTICLE X

                                   TERMINATION

         10.01. Term. Unless earlier terminated pursuant to Section 10.02, this
                ----
Agreement shall continue to be in force until June 30, 2007, at which time it shall terminate without notice. If this Agreement has not been earlier terminated, the parties hereto shall consult with each other in good faith during the three months prior to the scheduled termination regarding a possible extension of this Agreement upon such terms and conditions as the parties may then agree. The foregoing agreement of the parties to consult with each other in good faith whether to extend this Agreement shall in no way constitute a binding obligation on the part of any party to agree to an extension.

         10.02. Termination of the Supplier. Subject to Section 10.04, the
                ---------------------------
Supplier may terminate this Agreement by giving written notice to API, if any of the following events, each of which shall constitute an anticipatory repudiation of this Agreement, shall have occurred:

                (a) API shall have informed the Supplier that API will no longer purchase any of the Guaranteed Quantities or shall have taken any action inconsistent with the substantial performance of API's obligations to do so;

                (b) API shall have committed a Payment Breach that continues for 90 consecutive days;

                (c) API shall have commenced a voluntary case in bankruptcy under the United States Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors (a "Bankruptcy Law");
                                  --------------

                (d) API shall have consented by answer or otherwise to the commencement against it of an involuntary case under any Bankruptcy Law;

                (e) API shall have sought or consented to the appointment of a receiver, trustee, liquidator or similar official (a "Receiver") of it or for
                                                      --------
all or substantially all of its property;

                (f) API shall have made a general assignment for the benefit of creditors; or

                (g) a court of competent jurisdiction shall have (i) entered an order or decree under any Bankruptcy Law that is for relief against API in an insolvency case, (ii) appointed a Receiver of API or for all or substantially all of its property, (iii) ordered the liquidation of all of its property or
(iv) ordered the liquidation of API, and the order or decree shall have remained unstayed and in effect for 60 days or any dismissal or stay shall have ceased to remain in effect.

         10.03. Termination by API. Subject to Section 10.04, API may terminate
                -----------------
this Agreement, by giving written notice to the Supplier, if any of the following events, each of which shall constitute an anticipatory repudiation of this Agreement, shall have occurred:

                (a) the Supplier shall have informed API that the Supplier will no longer satisfy its obligations hereunder to produce and supply any of the Guaranteed Quantities hereunder or shall have taken any action inconsistent with the substantial performance of the Supplier's obligations to do so;

                (b) the Supplier shall have failed to deliver or cause to be delivered Products for which API submitted proper purchase orders or Purchase Notices which have been accepted for 60 consecutive days;

                (c) the Supplier, MTC or YK shall have commenced a voluntary case in bankruptcy under any Bankruptcy Law; (d) the Supplier, MTC or YK shall have consented by answer or otherwise to the commencement against it of an involuntary case under any Bankruptcy Law;

                (d) the Supplier, MTC or YK shall have consented by answer or otherwise to the commencement against it of an involuntary case under Bankruptcy Law;

                (e) the Supplier, MTC or YK shall have sought or consented to the appointment of a Receiver of it or for all or substantially all of its property;

                (f) the Supplier, MTC or YK shall have made a general assignment for the benefit of creditors; or

                (g) a court of competent jurisdiction shall have (i) entered an order or decree under any Bankruptcy Law that is for relief against the Supplier, MTC or YK in an insolvency case, (ii) appointed a Receiver of the Supplier or for all or substantially all of its property, (iii) ordered the liquidation of all of its property or (iv) ordered the liquidation of the Supplier, and the order or decree shall have remain unstayed and in effect for 60 days or any dismissal or stay shall have ceased to remain in effect.

         10.04. Cure Period. In the event a notice of termination is delivered
                -----------
pursuant to Section 10.02(a) or (b) or Section 10.03(a) or (b), API or the Supplier, as the case may be, shall have ten days from the receipt of such notice to cure the breach giving rise to said notice by fully performing all outstanding obligations hereunder, expressly affirming its intention to honor this Agreement and offering adequate assurance of due performance, in which event such notice of termination shall be null and void.

         10.05. Effect of Termination.
                ---------------------

                (a)   No Prejudice. The termination of this Agreement for any
                      ------------
reason whatsoever shall be without prejudice to the rights of any party against any other party hereto that shall have accrued prior to such termination.

                (b)   Return of Information. Upon termination of this Agreement,
                      ---------------------
the parties shall promptly return to each other party all confidential information that has been provided by such other party in connection with this Agreement and any and all renewals or extensions hereof, provided, however, that nothing herein shall require the return of any
        --------  -------
of the Assets (as defined in the Purchase Agreement).

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01. Arbitration. Any dispute, claim or action arising out of, in
                -----------
connection with or relating in any way to this Agreement shall be resolved exclusively by arbitration in New York, New York conducted in English in accordance with the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that the parties shall be entitled to seek injunctive relief in any court of competent jurisdiction. Any arbitration award rendered hereunder shall be final and binding upon the parties and may be enforced by any court of competent jurisdiction.

         11.02. Complete Agreement. This Agreement, the Purchase Agreement and
                ------------------
the exhibits and schedules attached hereto and thereto and the documents referred to herein and therein, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect t6 such subject matter.

         11.03. Waiver, Discharge, etc. This Agreement may not be released,
                ----------------------
discharged, abandoned, waived, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way be construed to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         11.04. Notices. All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing, including by telecopy, telegraph or telex, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) if delivered by hand (including by courier), when delivered, (b) in the case of mail sent and to be delivered within the United States, three business days after deposit in United States first class mail, postage prepaid, (c) in the case of mail to be delivered to a country other than the country of origin, seven business days after deposit in first class air mail, postage prepaid, (d) in the case of telecopy notice, when transmitted to the telecopy number specified below and receipt has been confirmed by the transmitting telecopy operator, (e) in the case of telegraphic notice, when delivered to the telegraph company or (f) in the case of telex notice, when sent, answerback received. In each case notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the appropriate party hereto in accordance with these notice provisions:

         If to the Supplier, MTC or YK, to:

                  Mitsui Toatsu Chemicals, Inc.
                  2-5, Kasumigaseki 3-chome
                  Chiyoda-ku, Tokyo 100
                  Japan
                  Telecopy:  011-8133-592-4253
                  Attention: General Manager, Fine Chemicals Division and to:

                  Yamamoto Chemicals, Inc.
                  1-43 Yugecho Minami
                  Osaka 581
                  Japan
                  Telecopy:   011-81-729-49-5479
                  Attention:  President

         If to API, to:

                  Appleton Papers, Inc., Law Department
                  P.O. Box 359
                  Appleton, Wisconsin 54912-0359
                  Courier Deliveries:  1400 N. Rankin St:
                  Appleton, Wisconsin 54912-0359
                  Telecopy:   (920) 991-8852
                  Attention:  Paul J. Karch, Esq.

         11.05. Governing Law; Jurisdiction. This Agreement shall be governed by
                ---------------------------
and construed in accordance with the laws of the State of New York, without regard to the applicable principles of conflicts of law. Each of the parties hereto submits to the jurisdiction of, and consents to venue in, any Federal or state court located in the State of New York in connection with any dispute, claim, motion, suit or action arising out of or in connection with this Agreement and, except for disputes, claims or actions subject to arbitration under Section 11.01, each irrevocably waives any claim that any such court would be an inconvenient or improper forum for the resolution of such dispute, claim, motion, suit or action.

         11.06.   Successors.  This Agreement and all of the provisions hereof
                  ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto except with the prior written consent of the other parties or by operation of law, except that, without the consent of API, the Supplier may assign its rights and/or delegate its responsibilities to YK and/or MTC. Each of API, the Supplier, MTC and YK covenants and agrees that it will not sell, convey, assign or transfer, in one transaction or a series of transactions, all or substantially all of its assets unless the transferee expressly agrees to assume all of its obligations hereunder and to be substituted for it herein and executes and delivers to the others an assignment and assumption agreement in form and substance reasonably satisfactory to the other parties hereto. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that (a) MTC anticipates merging with Mitsui Petrochemicals Industries, Ltd. ("MPC"), which is expected to be the surviving corporation in such merger and to be renamed "Mitsui Chemicals, Inc.", and (b) the surviving entity of any such merger shall, as and if renamed and upon effectiveness of such merger, automatically be deemed to have assumed the rights and obligations of MTC, and be substituted for MTC in all respects, under this Agreement without any consent by MCI or any of the other parties to this Agreement or any further action by MCI or any of the other parties to this Agreement.

     11.07. Counterparts. This Agreement may be executed in two or more
            ------------
counterparts all of which shall be considered one and the same instrument and each of which shall be deemed an original.

     11.08. Headings. The descriptive headings of the several Articles and
            --------
Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.09. Third Parties. Except as specifically set forth or referred to
            -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     11.10. Rules of Construction. Unless the context otherwise requires, (a)
            ---------------------
each term defined in this Agreement has the meaning assigned to it, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles, (c) "or" is disjunctive but not necessarily exclusive, (d) words in the singular include the plural and in the plural include the singular and (e) words such as "herein", "hereof", hereby", "hereto", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection of this Agreement. Each of the parties acknowledges that it has been advised by counsel of its choice in the negotiation of this Agreement and accordingly each party agrees that no provision of this Agreement shall be construed in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in its drafting.

     11.11. Force Majeure. In the event of war, fire, explosion, flood,
            -------------
accident, strike, riot, act of governmental authority, act of God or other contingency beyond the reasonable control of any party to this Agreement, to the extent, if any, such event prevents or interrupts the performance hereunder of such party, the performance hereunder of such party shall be temporarily suspended for the period of the disability, without liability, provided that the party unable to carry out its obligations hereunder (a) shall have, promptly after it has actual knowledge of the beginning of any such delay, notified the other party of such delay and of the reason therefor and (b) shall, following the cessation of the event causing such delay, perform as promptly as practicable all of its obligations that were temporarily suspended in addition to, and not in substitution for, its ongoing obligations.

     11.12. Confidentiality.
            ---------------

            (a)  Supplier Confidential Information.  During the term of this
                 ---------------------------------
Agreement and thereafter, API shall hold in strict confidence and shall not disclose to any third party, nor use for any purpose other than the performance of this Agreement, any business or technical information of a proprietary nature, including without limitation specifications, standards and know-how, obtained from the Supplier, MTC or YK in connection with this Agreement or the YK Agreement.

          (b)  API Confidential Information. During the term of this Agreement
               ----------------------------
and thereafter, the Supplier, MTC and YK shall hold in strict confidence and shall not disclose to any third party, nor use for any purpose other than the performance of this Agreement, any business or technical information of a proprietary nature, including without limitation specifications, standards and know-how obtained from API in connection with this Agreement but excluding the Transferred Technology (the "API Confidential Information"), except to the
                             ----------------------------
extent necessary for the performance of this Agreement and only after obtaining a written undertaking from such third party to maintain the confidentiality thereof. The Supplier, MTC and YK shall not use any API Confidential Information for any purpose other than performance of this Agreement.

          (c)  Agreement Terms. During the term of this Agreement and
               ---------------
thereafter, except as contemplated herein, API, the Supplier, MTC and YK shall hold in strict confidence and shall not disclose to any third party any of the terms or provisions of this Agreement.

          (d)  Exceptions. This Section 11.12 shall not apply to any business or
               ----------
technical information which (i) at the time of disclosure thereof to the receiving party, is in the public domain or subsequently becomes part of the public domain through no breach by the receiving party of its obligations hereunder, or (ii) at the time of disclosure thereof to the receiving party is in the possession of the receiving party, or is subsequently acquired by the receiving party from a third party who is, at the time of disclosure thereof to the receiving party, under no secrecy obligation to the other party hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

                                         APPLETON PAPERS INC.


                                         By:    /s/ Richard Curwen
                                         Name:  Richard Curwen
                                         Title: CEO and President


                                         ESCO COMPANY LIMITED PARTNERSHIP

                                         By: YAMAMOTO CHEMICALS AMERICA, INC.,
                                             General Partner


                                         By:    /s/ Yutaka Izawa
                                         Name:  Yutaka Izawa
                                         Title: President


                                         By: MTC AMERICA, INC., General Partner

                                         By:    /s/ Shigeru Aoki
                                         Name:  Shigeru Aoki
                                         Title: President


                                         YAMAMOTO CHEMICALS, INC.

                                         By:    /s/ Norio Kamijo
                                                Name:  Norio Kamijo
                                                Title: President

                                     MITSUI TOATSU CHEMICALS, INC.


                                     By: /s/ Hiroshi Ozawa
                                         Name:  Hiroshi Ozawa
                                         Title: Executive Director, Specialty
                                                Products Group

                                                                       Exhibit A
                                                                       ---------

                              GUARANTEED QUANTITIES
                         (See Sections 2.02 and 2.04(a))

                                                            Price
                                             --------------------------------
                              Pounds               [*]
     Contract Year        (000's omitted)        or [*]                [*]
     -------------         -------------         ------                ---
         Year 1                 [*]                [*]                 [*]
         Year 2                 [*]                [*]                 [*]
         Year 3                 [*]                [*]                 [*]
         Year 4                 [*]                [*]                 [*]
         Year 5                 [*]                 *                   *
         Year 6                 [*]                 *                   *
         Year 7                 [*]                 *                   *
         Year 8                 [*]                 *                   *
         Year 9                 [*]                 *                   *
        Year 10                 [*]                 *                   *

*To be determined pursuant to Section 2.04(a) of this Agreement.

                               Exhibit A - Pg. 1

                                                                       Exhibit B
                                                                       ---------

                                LICENSE AGREEMENT
                                -----------------

     THIS AGREEMENT (this "Agreement") made as of the ____ day of _____________, among ___________________, a _____________ partnership ("Licensor"),
                                                         --------
___________________________, a __________________ corporation ("Licensee"), and
                                                                --------
APPLETON PAPERS INC., a Delaware corporation ("API").
                                               ---
                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Licensor is the owner of certain patents relating to black colorforming chromogens which are set forth on Schedule I hereto (the "Patents");
 -------

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and in the Supply Agreement among Licensor, API and others dated as of December ____, 1997 (the "Supply Agreement"), the parties
                                             ----------------
hereby agree as follows:

     1.   Certain Definitions. As used herein, the following terms shall have
          -------------------
the following definitions:

     "API's Use" shall mean the use of API and its wholly owned subsidiaries
      ---------
which have their headquarters in North America and are or shall be engaged in production of paper products.

     "Licensed Amount" shall mean _________________________.
      ---------------

     "Licensed Products" shall mean ________________________.
      -----------------

     "Licensed Territory" shall mean _________________________.
      ------------------

     "Term" shall mean from ________________ to __________________.
      ----

     2.   Grant of License. Licensor grants to Licensee and Licensee accepts
          ----------------
from Licensor, on the terms and conditions hereinafter stated, a nonassignable, nonexclusive, royalty-free right and license under the Patents to manufacture during the Term the Licensed Products in the Licensed Territory solely for the sale of the Licensed Amount of the Licensed Products to API for API's Use to make carbonless transfer or thermal paper. Licensee acknowledges that the license granted herein does not extend to any proprietary know-how or technology of the Licensor.*

     3.   Royalties. Licensor's sole consideration for this license shall be the
          ---------
benefit resulting from fulfillment by Licensee of certain obligations owed by Licensor to API pursuant to the Supply Agreement.

_____________
* To be conformed to Section 3.02 of the Supply Agreement for any license granted to Hilton-Davis Company.

                               Exhibit B - Pg. 1

         4. Records. Licensee agrees that throughout the Term and for one year
            -------
thereafter, Licensee shall keep complete and accurate records in sufficient detail to show the volume of manufacture and disposition of Licensed Products, including the price and other terms on which the Licensed Products are sold to API. Licensee further agrees that during the Term and the one-year period thereafter, representatives of an independent accounting firm retained by Licensor (which may be Ernst & Young) shall, upon reasonable advance notice, have reasonable access during reasonable business hours to, and the right from time to time to inspect, copy and make extracts from Licensee's records to the extent reasonably necessary for the sole purpose of determining whether Licensee is in compliance with the terms of this Agreement. Such accounting firm shall be obligated to maintain the confidentiality of Licensee's records and facilities and not to disclose any thereof or any information relating thereto, including to Licensor, other than in connection with the enforcement of this Agreement.

         5. Product Markings. Licensee shall mark all Licensed Products sold by
            ----------------
Licensee under this Agreement or packages containing such Licensed Products with the number of any Patent that is applicable thereto and under which Licensee is hereby licensed.

         6. Infringement: Use or Disclosure of Licensed Technology. In the event
            ------------------------------------------------------
that any infringement of any of the Patents by or to any third party comes to the attention of Licensee, Licensee shall promptly notify Licensor of such infringement, use or disclosure. Thereupon, Licensor in its sole discretion shall decide what means, if any, shall be employed to eliminate the infringement of the Patents.

         7. Default.
            -------

            (a) If Licensee uses the license granted hereunder in any way other than as provided in Section 2 hereof, then Licensor may, at its option, terminate this Agreement forthwith. If this Agreement is terminated pursuant to this clause (a), Licensor shall thereafter give prompt notice to API of such termination.

            (b) If Licensee fails to keep records or to give access thereto to Licensor under the terms hereof for a period of ten days following notice from Licensor of such failure, or fails to remedy any other violation of this Agreement within ten days of receipt of written notice from Licensor of such failure, then Licensor may, at its option, terminate this Agreement forthwith. If this Agreement is terminated pursuant to this clause (b), Licensor shall thereafter give prompt notice to API of such termination.

            (c) If Licensee shall be adjudged bankrupt or become insolvent or make an assignment for the benefit of creditors, or be placed in the hands of a receiver or trustee in bankruptcy, or if proceedings in voluntary or involuntary bankruptcy be instituted on behalf of or against Licensee, then Licensor may forthwith terminate this Agreement on written notice to Licensee. Licensor shall provide a copy of a notice of termination under this clause (c) to API.

         8.  Indemnity; Disclaimers.
             ----------------------

             (a) Nothing in this Agreement shall be construed as (i) a representation or warranty by Licensor that the invention of the Patents or the manufacture, use or sale or other disposition of Licensed Products does not or will not infringe on the patents or other property rights of any third party or an assumption of any responsibility or liability by Licensor for any such infringement by Licensee, (ii) a representation or warranty by Licensor that any particular level of technical or commercial results can be obtained by the invention of the Patents or (iii) any other representation or warranty other than as expressly provided herein.

             (b) Licensee shall indemnify and hold harmless Licensor and its agents and employees, from and against any and all claims, actions, damages, liabilities, losses, costs and expenses (including fees and expenses of counsel) incurred by reason of any claim of third parties (including employees of Licensee) arising, directly or indirectly, out of the use of the Patents or out of the manufacture, use, sale or other disposition of Licensed Products.

         9.  Complete Agreement. This Agreement shall constitute the entire
             ------------------
agreement between Licensor and Licensee with respect to the subject matter hereof.

         10. Waiver Discharge, etc. This Agreement may not be waived, amended,
             ---------------------
discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representative; provided, however, that for purposes of this
                                --------  -------
paragraph, no attorney-in-fact or person acting under a power of attorney shall be deemed an authorized representative of Licensor.** The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be considered to be a waiver of any such provision, nor in any way be construed to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         11. Notices. All notices, requests and demands to or upon the
             -------
respective parties hereto to be effective shall be in writing, including by telecopy, telegraph or telex, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) if delivered by hand (including by courier), when delivered, (b) in the case of mail sent and to be delivered within the United States, three business days after deposit in the United States first class mail, postage prepaid, (c) in the case of mail to be delivered to a country other than the country of origin, seven business days after deposit in first class air mail, postage prepaid, (d) in the case of telecopy notice, when transmitted to the telecopy number specified below and receipt has been confirmed by the transmitting telecopy operator, (e) in the case of telegraphic notice, when delivered to the telegraph company or (f) in the case of telex notice, when sent, answerback received. In each case notice shall be sent to the address of the party to be notified,

____________________
** Sentence to be included only if API executes the Agreement for Licensor under a power of attorney.

as follows, or to such other address as may be hereafter designated by the appropriate party hereto in accordance with these notice provisions:

                  If to Licensor, to:


                           _______________________________
                           _______________________________
                           _______________________________
                           Telecopy:
                           Attention:

                  If to Licensee, to:


                           _______________________________
                           _______________________________
                           _______________________________
                           Telecopy:
                           Attention:

                  If to API, to:


                           _______________________________
                           _______________________________
                           _______________________________
                           Telecopy:
                           Attention:

         12. Governing Law: Jurisdiction. This Agreement shall be governed by
             ---------------------------
the laws of the State of New York, without regard to the applicable principles of conflicts of law. Licensee hereby submits to the non-exclusive jurisdiction of, and consents to venue in, any Federal or state court located in the State of New York in connection with any dispute, claim, motion, suit or action arising out of or in connection with this Agreement and irrevocably waives any claim that any such court would be an inconvenient forum for the resolution of such dispute, claim, motion, suit or action.

         13. Severability. If any provision of this Agreement or the application
             ------------
of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         14. Successors and Assigns. This Agreement shall be binding on and
             ----------------------
inure to the benefit or the parties hereto and the successors or permitted assigns of the parties hereto; provided, however, that Licensee may not
                               --------  -------
sublicense or assign this Agreement, in whole or in part, without the prior written consent of Licensor and any purported assignment without such consent (which may be withheld without reason) shall be void and shall entitle Licensor to terminate this Agreement forthwith. Licensor may assign this Agreement, in whole or in part.

         15. Counterparts. This Agreement may be executed in two or more
             ------------
counterparts all of which shall be considered one and the same instrument and each of which shall be deemed an original.

         16. No Third Party Beneficiaries. It is hereby agreed that the parties
             ----------------------------
hereto, their successors and permitted assigns shall have the sole right to enforce the performance of the provisions of this Agreement, and that no other person shall be entitled to, or shall have any claim, right, title or interest to or in any such amounts by virtue of this Agreement.

         17. Specific Performance. Licensee acknowledges and agrees that any
             --------------------
material violation by it of its obligations hereunder will cause irreparable injury for which adequate remedy at law is not available and that any violation of any obligation under paragraph 2 of this Agreement shall constitute a material violation of Licensee's obligations for purposes hereof. Accordingly, Licensee agrees that its obligations hereunder shall be enforceable by an order for specific performance or restraining the breach thereof from any court of competent jurisdiction, in addition to any other remedies that Licensor may have.

         18. Jury Waiver. LICENSEE HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY
             -----------
HAVE TO TRIAL BY JURY OF ANY SUIT, ACTION PROCEEDING, CLAIM, DEFENSE, OR COUNTERCLAIM ARISING BETWEEN LICENSEE AND LICENSOR HEREUNDER Ox IN CONNECTION WITH OR RELATING IN ANY WAY TO THIS AGREEMENT.

         19. Costs of Enforcement. Licensee shall reimburse Licensor for the
             --------------------
costs, including reasonable attorneys' fees and disbursements, of enforcing Licensor's rights under this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representatives as of the day and year first above written.

                                       [LICENSOR]

Attest:

____________________________________   By:______________________________________

                                       [LICENSEE]

Attest:

____________________________________   By:______________________________________

                                       APPLETON PAPERS INC.

Attest:

____________________________________   By:______________________________________

                                                                       Exhibit C
                                                                       ---------

                                       [*]

                                                                       Exhibit D
                                                                       ---------

                                POWER OF ATTORNEY
                                -----------------

         _________________________ (the "Supplier") hereby appoints Appleton Papers Inc. ("API") and its representatives as Supplier's lawful attorney-in-fact to execute and deliver a license agreement pertaining to the manufacture and sale of Black Colorforming Chromogens (substantially as in the form attached), and not for any other purpose (including without limitation, amending or modifying a license agreement).

         This power of attorney is coupled with an interest and is irrevocable for the term of that certain Supply Agreement between Supplier and API, dated as of December ____, 1997 and any extension thereof.

                                  ESCO COMPANY LIMITED PARTNERSHIP

                                  By:   YAMAMOTO CHEMICALS
                                        AMERICA, INC., General Partner


                                  By:   ________________________________________
                                  Title:


                                  By:   MTC AMERICA, INC., General Partner


                                  By  : ________________________________________
                                  Title:

                                        2